UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2017

Nightfood Holdings, Inc.

Exact name of registrant as specified in its charter)

Nevada	333-193347	46-3885019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 White Plains Road – Suite 500, Tarrytown, New York	10591
(Address of principal executive offices)	(Zip Code)

888-888-6444

Registrant’s telephone number, including area code

NA

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The Registrant has entered into a convertible promissory note (the”JSJ Note”) dated September 5, 2017 and funded on September 12, 2017, in the amount of $75,000. The lender was JSJ Investments, Inc.

The JSJ Note is convertible at a discount to the then market price of the Note as set forth in the note. The Note requires the Registrant to maintain a reserve of 6,000,000 shares against conversions. After discounts, expenses and other fees due the lenders, the Registrant received net proceeds of $67,500 which were applied to working capital.

The forgoing is a summary of the JSJ Notes and is qualified in its entirety by the JSJ Note, which is an exhibit hereto.

The Registrant has entered into two convertible promissory notes in the amounts of $84,576.22 and $90,798.63 (the “Eagle Replacement Notes”) which were in amounts equal to and were designed to allow the Registrant to repay the principal and interest on notes owed to Auctus Capital, LLC and SkyBridge Ventures, LLC. Those notes had been previously reported on Reports on Form 8-K. The Lender was Eagle Equities, LLC (“Eagle”). The transaction also involved Debt Purchase Agreements between the prior lenders, Eagle and the Registrant.

The Company also entered into a $218,750 note (the “New Eagle Note”) with Eagle. The Note is convertible into the Registrant’s common stock at a discount to market. The proceeds of the New Eagle Note were primarily used to prepay other convertible notes the Registrant had outstanding. After such transactions the Registrant only has outstanding the Eagle Replacement Notes, the New Eagle Note, the JSJ Note, and the commitment note in the amount of $35,000 to SkyBridge Ventures, LLC . The Registrant has reserved a total of 23,271,212 shares for the Eagle Replacement Notes and the New Eagle Note.

The forgoing is a summary of the notes and securities purchase agreements with Eagle and is qualified in its entirety by the notes and security purchase agreements, which are exhibits hereto.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 13, 2017, the Registrant filed a certificate of amendment to its certificate of incorporation which increased the number of shares of common that it is authorized to issue from 100,000,000 to 200,000,000. The amendment was previously approved by the Registrant’s directors and the holders of a majority of the issued and outstanding shares.

Item 9.01   Financial Statements and Exhibits

Financial Information

None

Exhibits:

3.1	Articles of Amendment filed September 13, 2017
10.1	JSJ Note
10.2	Eagle Replacement Note with Auctus Capital, LLC
10.3	Debt Purchase Agreement by and among Eagle, Auctus Capital, LLC and the Registrant
10.4	Eagle Replacement Note with SkyBridge Ventures, LLC
10.5	Debt Purchase Agreement by and Among Eagle, SkyBridge Ventures, LLC and the Registrant
10.6	New Eagle Note
10.7	Securities Purchase Agreement between the Registrant and Eagle

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIGHTFOOD HOLDINGS, INC.

September 20, 2017	By:	/s/ Sean Folkson
Sean Folkson Chief Executive Officer

3